EXHIBIT (2.0)
                           PURCHASE AND SALE AGREEMENT


                                      AMONG


                                  AVITAR, INC.


                                  DOUGLAS LEWIS


                                 VERONICA LEWIS


                                       AND


                  UNITED STATES DRUG TESTING LABORATORIES, INC.


                               WITH RESPECT TO THE


                       ACQUISITION OF ALL THE OUTSTANDING


                                CAPITAL STOCK OF


                  UNITED STATES DRUG TESTING LABORATORIES, INC.



                       -----------------------------------

                            Dated as of June 30, 1999
                       -----------------------------------




                         AGREEMENT OF PURCHASE AND SALE



          THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made as of the 30th day of June, 1999 among Avitar, Inc. ("Avitar" or the "Buyer"), a corporation organized and existing under the laws of Delaware, with its principal offices at 65 Dan Road, Canton, Massachusetts, 02021, United States Drug Testing Laboratories, Inc. ("USDT"), a corporation organized and existing under the laws of Illinois, with its principal offices at 1700 S. Mt. Prospect Road, Des Plaines, Illinois, 60018 and Douglas Lewis and Veronica Lewis, individuals (and husband and wife) with an address at 53 Yorkshire Woods, Oak Brook, Illinois 60521 (Mr. and Mrs. Lewis are sometimes hereinafter referred to as the "Sellers").

                               W I T N E S S E T H

          WHEREAS, Veronica Lewis owns 550 shares and Douglas Lewis owns 450 shares, in each case of common stock, par value $1.00 per share, of USDT, collectively constituting all of the issued and outstanding shares of USDT (the "Shares"); and

          WHEREAS, Sellers desires to sell and Buyer desires to purchase the Shares for the consideration and on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements, and in reliance on the representations and warranties herein set forth, Buyer and Sellers and USDT hereby agree, subject to the terms and conditions hereof, as follows:

                                    ARTICLE 1
                                Purchase and Sale

          1.1 Purchase of Shares. At the Closing, as defined herein, for the Consideration set forth in Section 1.2 hereof, Sellers shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall acquire from Sellers, the Shares, representing all of the issued and outstanding shares of capital stock of USDT, free and clear of all liens, encumbrances, pledges and claims of any kind. At the Closing, Sellers shall deliver to Buyer, against delivery of the Consideration, certificates evidencing the Shares accompanied by duly executed stock powers or other instruments of transfer satisfactory to Buyer and sufficient to transfer the Shares to Buyer, together with any required stock transfer tax stamps or cash in the appropriate amount in lieu thereof.

          1.2 Consideration for the Shares; Issuance of Avitar Shares. The consideration ("Consideration") for the Shares, constituting payment in full therefor, shall consist of the issuance and delivery by Buyer to Sellers of 2,062,570 shares of common stock of Avitar, Inc. (collectively the "Avitar Shares"), which include 31,570 shares for conversion of debt due to Sellers from USDT with 1,123,243 shares issued to Veronica Lewis, 919,017 shares issued to Douglas Lewis, and 20,310 shares issued to Christine Moore, all duly authorized by Buyer. (The Avitar Shares will be issued in certificates as follows: three certificates in the name of Veronica Lewis representing 449,297, 449,297 and 224,649 shares; three certificates in the name of Douglas Lewis representing 367,607, 367,607 and 183,803 shares; and two certificates in the name of Christine Moore, representing 10,155 shares each.) At Closing, Buyer will deliver to Seller, free and clear of all liens, encumbrances, pledges and claims of any kind, the above-described certificates for the Avitar Shares which constitute the Consideration; provided, however, that the Avitar Shares are subject to all applicable securities laws and regulations and that the Avitar Shares may not be sold or otherwise transferred for one year after the Closing Date and 50% of the Avitar Shares may not be sold or otherwise transferred for, two years after the Closing Date. Further, twenty (20%) percent of the Sellers' Avitar Shares will be held pursuant to the Escrow Agreement referred to in
Section 5.10.

          1.3 Sellers' Investment Representations. Sellers acknowledge that the Avitar Shares will not be registered under the 1933 Act or any state securities law. Sellers are acquiring all the Shares for investment and not with a view to distribution. Any certificates representing the Shares may be endorsed with appropriate legends to reflect federal and state securities law restrictions on transfers.

                                    ARTICLE 2
                         Representations and Warranties

          USDT and Sellers represent and warrant to Buyer and agree with Buyer as follows, as of the date hereof and as of the Closing Date:

          2.1 Organization and Qualification. USDT is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. USDT has all corporate power and authority required for it to own (or lease, as the case may be) and operate its properties and carry on its business as presently conducted. USDT is duly qualified or licensed to do business as a foreign corporation in each of the jurisdictions in which the character and location of its assets or the nature of its business make such qualification or license necessary. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of USDT, whether voluntary or involuntary.

          2.2 Corporate Instruments and Records. All accounts, books, ledgers and other records material to the business of USDT of whatsoever kind have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected thereon, and they give and reflect a true and fair view of the financial position of USDT. The copy of USDT's articles of organization certified by the Secretary of State of the State of Illinois, and of its by-laws certified by its Secretary, furnished to Buyer, are correct and complete and each reflects all amendments made through the date of this Agreement. USDT's books, stock certificate books and stock ledgers as made available to Buyer for inspection, were correct and complete as of the date of such inspection and no further entries have been made in any of same through the date of this Agreement, and each contains the true signatures of the persons purporting to have signed them. All material corporate actions taken by USDT since its incorporation have been duly authorized or ratified by all appropriate action. There have been no material corporate actions which, consistent with customary corporate practice, should be but have not been reflected in the corporate minutes books and stock transfer records of USDT delivered or made available to Buyer prior to the Closing.

          2.3 Capitalization. USDT has an authorized capital of 1,000,000 shares of common stock, no par value, of which 1010 shares are outstanding and owned of record by Sellers, and no shares are held in the treasury of USDT. All issued and outstanding shares of USDT are fully paid and non-assessable and have not been issued in violation of any pre-emptive or other rights of any person. No other class of capital stock of USDT is authorized or outstanding. There are neither outstanding nor authorized any options, warrants, rights, calls, commitments, convertible securities, subscription rights, rights of exchange, or other rights, plans or other agreements of any nature which will or may result in the future in USDT being or becoming obligated to purchase, issue or sell additional shares of capital stock to any individual or entity (corporate or otherwise) (collectively, "Person"). There are no voting agreements or voting trusts respecting shares of USDT's capital stock. There are no shares of USDT's capital stock reserved for issuance for any purpose.

          2.4 Subsidiaries. Except as disclosed on the Disclosure Schedule, USDT does not, directly or indirectly, have any equity interest in any corporation, partnership, association, trust, joint venture or other entity.

          2.5 Authorization; Valid and Binding Obligation. USDT has full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and perform its obligations hereunder. All corporate action required of USDT in order to authorize such execution, delivery and performance has been taken. Sellers have full capacity to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and perform their respective obligations hereunder. This Agreement constitutes the valid and binding obligation of each of Sellers and USDT enforceable against each in accordance with its terms, assuming the due authorization, execution and delivery hereof by Buyer.

          2.6 Title to Shares. On the Closing Date, Sellers will own beneficially and of record the Shares which will constitute all of the issued and outstanding equity securities of USDT. Sellers have good, valid and marketable title to the USDT Shares, free and clear of all liens, restrictions, proxies, voting trusts, voting agreements, encumbrances and claims of any kind. At the Closing, Buyer will acquire good, valid and marketable title to and beneficial and record ownership of the Shares.

          2.7 No Violation. USDT is not in default under or in violation of any provision of its articles of organization or by-laws. Seller and USDT are not in default under or in violation of any agreement, indenture, contract, lease, sublease, loan agreement, note restriction, obligation or liability (collectively, "Contracts") to which any of them is a party, or by which any of them is bound or to which any of their assets are subject, in any respect that could have a materially adverse effect on the assets, business, prospects or financial condition of USDT, or the ability of Sellers or USDT to perform their respective obligations hereunder. The execution and delivery of this Agreement by Sellers and USDT, and consummation by each of them of the transactions contemplated by this Agreement will not (i) conflict with or breach or cause or amount to any default or violation of any of USDT's articles of organization, by-laws or Contracts, or (ii) cause an acceleration or cancellation of, or permit any Person to accelerate, terminate, modify or cancel any or all rights under any such Contracts or (iii) result in the creation of any Lien on the assets or properties of Sellers or USDT. Such execution, delivery and consummation will not violate or breach or constitute a default under any federal, state or local laws, rules or regulations or any judgments, decrees, injunctions or other order of any Regulatory Authority (collectively, "Applicable Laws") to which Sellers or USDT or any of their assets is subject. "Regulatory Authority" shall mean any court, arbitrator or federal, state or local government or any department, commission, board, agency or taxing authority thereof.

          2.8 Consents and Approvals. No consent or approval of any Person or Regulatory Authority, and no approval, order, license, permit, franchise, declaration or filing of any nature is required as a result of or in connection with the execution and delivery or this Agreement or performance hereunder by Sellers or USDT.

          2.9 Financial Statements. USDT and Sellers have delivered to Buyer (i) the balance sheet of USDT as at December 31,1998, and the related profit and loss statement and supporting schedules and (ii) the balance sheet of USDT as at May 31, 1999, and the related profit and loss statement and supporting schedules (the "Financial Statements"). The Financial Statements are correct and complete, and were prepared in accordance with generally accepted accounting principles, applied on a basis consistent with prior periods, except as noted therein. The balance sheets and related notes of USDT included in the Financial Statements fairly and accurately present the financial condition of USDT as at their respective dates and the profit and loss statements fairly and accurately present the results of USDT's operations for the respective periods then ended. The books and records of USDT reflect all income and expense items (including accruals) and all assets and liabilities in accordance with generally accepted accounting principles applied on a basis consistent with past practice.

          2.10 Absence of Undisclosed Liabilities. USDT has no liabilities of any nature, whether absolute, contingent or otherwise, and whether due or to become due, which are material, singularly or in the aggregate, to its assets, business, operations, prospects or financial condition, except (i) those disclosed or reserved against in the Financial Statements, (ii) those arising in the ordinary course of business after the date of the Financial Statements, and
(iii) those specifically identified on the Disclosure Schedule, together with a good faith estimate of the amount thereof.

          2.11 No Adverse Changes. Except for events contemplated by this Agreement or disclosed on the Disclosure Schedule, since December 31, 1998, there has been no material adverse change in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of USDT.

          2.12 Guaranties and Security. USDT has no liability as guarantor or contingent obligor for any obligation of any Person. Except as set forth on the Disclosure Schedule, no assets of USDT are pledged, hypothecated, or have been delivered for safekeeping or subjected to a security interest or made available in any way to secure payment or performance of any obligation of USDT or any other Person.

          2.13  Tax Matters.

               2.13.1 Tax Returns and Tax Payments. (I) All tax returns, including estimated tax returns and information returns, required to be filed by or on behalf of USDT and Sellers for any period ending on or before the Closing Date, taking into account any extension or waiver of time to file granted or obtained on behalf of USDT (all of which extensions and waivers are set forth on the Disclosure Schedule) have been timely filed or will be timely filed; (ii) all Taxes shown as due on those returns as well as all Taxes due to or claimed due by federal, state, local or foreign taxing authorities, with respect to periods ending on or before the Closing Date, have been paid or adequate provision therefor has been made; (iii) the filed returns are complete and correct in all respects and USDT is not required to pay, for the periods represented by such tax returns, any Taxes other than those shown in those returns; and (iv) the provisions for taxes in the Financial Statements are adequate to cover all accrued and unpaid Taxes as of the date thereof. "Tax" or "Taxes" means all federal, state or local income, gross receipts, excise, sales, use, employment, payroll, franchise, capital, profits, business, property, transfer, intangibles or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly, pursuant to a tax sharing agreement and arrangement or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect to the ownership, operations, business or properties of USDT.

               2.13.2 Audits. The federal income tax returns of or including USDT have never been audited by the Internal Revenue Service, and there are no pending unresolved issues with respect to any Taxes payable to any federal, state or local tax authority. USDT is not currently the subject of a tax audit and neither has it been notified by any taxing authority that it is to be the subject of an impending tax audit. No extension or waiver of limitation periods applicable to audits or claims by any taxing authority with respect to USDT has been granted or will be requested.

               2.13.3 Tax Liens. There are no tax liens imposed by any federal, state or local taxing authorities outstanding against any assets of USDT.

          2.14 Litigation. Except as set forth on the Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or threatened against or affecting USDT, at law or in equity, or by or before any Regulatory Authority.

          2.15 Title to Properties. Except for those Liens set forth on the Disclosure Schedule and also reflected on the Financial Statements, USDT has good, valid and marketable title to all properties and assets (tangible and intangible) used in its business, except for leased properties and assets. The fixed assets and all tangible personal property owned by USDT are in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are presently being used. "Lien" shall mean any interest in property (real, personal or mixed) which either: (a) secures an obligation owed to, or a claim by, a Person or Regulatory Authority, whether such interest is based on the common law, statute or contract, and including without limitation the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, transfer receipt, security agreement or other preference, priority or preferential arrangement or from a lease, consignment or bailment for security purposes, or (b) gives any Person or Regulatory Authority a right in or claim to any property.

          2.16 Real Property. The Disclosure Schedule sets forth a description of each parcel of real property which USDT uses in its business or in which USDT has an interest ("Real Property"), specifying the nature of the right and a brief description of the buildings, equipment and fixtures located thereon, and the relation to USDT's business. USDT has, and after the Closing shall continue to have, the legal right to use the Real Property as presently used.

          2.16.1 Compliance. Except as set forth on the Disclosure Schedule, neither USDT nor the Seller has received any notices of violations of law or municipal ordinances, orders or requirements issued by any Regulatory Authority, including without limitation any environmental notices or orders against or affecting the Real Property. All such notices of violation of law have been complied with prior to the Closing Date.

          2.17 Receivables. The aggregate amount of USDT's accounts receivable outstanding for more than ninety (90) days as of the May 31, 1999 Financial Statements was $59,293, and as of the Closing Date, will not exceed $59,293, and payments by obligors on all USDT's notes receivable (none of which evidence trade receivables except as disclosed on the Disclosure Schedule) are current in all cases as of the date of this Agreement and as of the Closing Date. The allowance for doubtful and uncollectible accounts reflected on the May 31, 1999 balance sheet is and will be sufficient on the basis of USDT's past experience to provide for losses that may arise in collection of those accounts or notes receivable. Subject to this reserve and except as disclosed on the Disclosure Schedule, USDT's accounts receivable are good and collectible in the ordinary course of business. There is no reason to believe that any of USDT's accounts receivable or notes receivable is subject to any counterclaim or right of set-off.

          2.18 Contracts. All Contracts to which USDT is a party and which are material to its business, assets, properties or prospects are duly and validly executed by all parties, and are in full force and effect as of the date of this Agreement and the Closing Date and, except as set forth on the Disclosure Schedule, no party other than USDT has the right to terminate any such Contract prior to its scheduled expiration. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by USDT under any such Contract and to the best of each Seller's and USDT's knowledge, no such event has occurred which constitutes or would constitute a material default by any other party. USDT is not subject to any liability or payment resulting from renegotiation of amounts paid it under any Contract. None of such Contracts has or will involve access to, or the creation of, classified information, or requires United States government security clearance for USDT's facilities or personnel. The Disclosure Schedule contains a detailed description of each Contract of the types referred to below, to which USDT is a party or by which it or its properties or assets is bound, as to each of which the following representations are made:

               2.18.1 Purchase Orders.  Unfilled  purchase orders or commitments
(i) obligating USDT to pay a total amount in excess of Five Thousand Dollars ($5,000), or (ii) regardless of amount, that are not to be fully performed within one (1) year after the date of this Agreement. None of those purchase orders or commitments materially exceeds USDT's normal requirements, or requires a payment materially in excess of market price (current at the time the order was placed or the commitment was made) for the goods or services being purchased.

               2.18.2 Sales or Service Agreements. Unfilled agreements or commitments obligating USDT to provide products or services (i) under which USDT will receive a gross payment in excess of Five Thousand Dollars ($5,000), or
(ii) regardless of amount, that are not to be fully performed within one (1) year after the date of this Agreement.

               2.18.3 Leases. Leases of real property, and leases of personal property not cancellable without penalty on notice of sixty (60) days or less, and calling for payment of an annual gross rental exceeding Five Thousand Dollars ($5,000).

               2.18.4 Loan Agreements; Security Agreements. Loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, agreements of guarantee or indemnification or letters of intent or commitment letters with respect to same.

               2.18.5 Distribution Agreements. Distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same.

               2.18.6  Joint   Venture   Agreements.   Partnership   agreements,
shareholder agreements or joint venture agreements of any kind, or letters of intent with respect to same.

               2.18.7   Employment   and   Consulting   Agreements.   Employment
agreements,    consulting    agreements,    confidentiality    agreements    and
non-competition agreements.

               2.18.8 Intellectual Property Agreements. Licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property.

               2.18.9  Construction   Agreements.   Land  purchase   agreements,
building or construction agreements, or other agreements relating to additions or improvements to Real Property or any leased property of USDT.

               2.18.10 Non-Competition Agreements. Any agreements, contracts or commitments containing any covenant limiting the right of USDT to engage in any line of business or to compete with any person or entity.

               2.18.11 Other Agreements. Other material contracts, agreements or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business and not otherwise disclosed on the Disclosure Schedule.

               2.19 Bank and Brokerage Accounts and Safe Deposit Boxes. The Disclosure Schedule lists the title and number of each bank account and securities brokerage account of USDT, the bank or broker, and office location at or with which the account is maintained, and the names of the persons authorized to draw against the account or otherwise have access to it or direct its disposition. The Disclosure Schedule also contains the same information for each
(i) safe deposit box leased by USDT, and (ii) credit institution at which USDT has established a corporate credit card or similar account.

          2.20 Labor and Employment Matters. Except as set forth on the Disclosure Schedule, USDT (i) is not a party to any collective bargaining agreement or discussions or negotiations with any individual or group looking toward any such agreement, and (ii) has not experienced any strike, grievance or unfair labor practice claim, suit or administrative proceeding, and (iii) has no reason to believe that any employee or employee group has filed seeking recognition as a collective bargaining representative or unit, and USDT has no reason to believe that any former employer of any of its employees is contemplating remedial action of any nature against that employee or USDT, based on the employee having terminated the former employment and having become an employee of USDT, or based on the employee having misappropriated proprietary information or intellectual property of the former employer. The Disclosure Schedule contains detailed information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which USDT is a party or under which USDT has an obligation: (i) employment agreements, (ii) noncompetition agreements, (iii) consulting agreements, (iv) pension and profit-sharing plans, (v) bonus plans, (vi) stock purchase plans,
(vii) hospitalization, disability and other insurance plans, (viii) severance or termination pay plans and policies, and (ix) other employee benefit, welfare or fringe benefit plans, whether or not described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each plan of the nature referred to above has been administered in accordance with its terms, all presently anticipated payments thereunder have been properly accrued, and USDT has never terminated or withdrawn from a plan of that nature under circumstances resulting (or that might result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which such plan is funded, or the employees (or beneficiaries) for whose benefit the plan is maintained. USDT has complied in all material respects with Applicable Laws relating to employment, civil rights and equal employment opportunities. USDT has no obligation or liability to pay medical or death benefits with respect to any employee or former employee after such employee's termination of employment.

          2.21 Termination of Business Relationships. No supplier or licensor of USDT, and no Person presently a customer or licensee of USDT, has evidenced to USDT any intention to cancel or otherwise terminate its business relationship with USDT. Except as set forth on the Disclosure Schedule, no employee (with the exception of clerical employees), agent or independent contractor of USDT has notified USDT of its intent or desire to terminate that employment or other relationship.

          2.22 Condition of Buildings and Personal Property. Except as set forth on the Disclosure Schedule, all of the buildings, fixtures, machinery and material equipment owned or used by USDT is in good operating condition and repair, and is of a quality usable in the ordinary course of business. The Disclosure Schedule contains specific information about each building, and each item of personal property that has an initial cost, or current book value, in excess of Five Thousand Dollars ($5,000), and each building and each such item of personal property is covered by one of the insurance policies referred to in section 2.23 hereof.

          2.23 Insurance. USDT is covered by valid, outstanding and enforceable policies of insurance issued by reputable insurers covering its properties, assets and business against risks of the nature normally insured against by corporations in the same or similar lines of business in coverage amounts normally carried by such Persons and in any event sufficient to avoid being liable as co- insurer under the terms of such policies, each such policy being described on the Disclosure Schedule. The Disclosure Schedule also contains a detailed description of any pending insurance policy claim that relates to loss or damage to the assets or business of USDT. USDT has not failed to give, in a timely manner, any notice required under any such policies to preserve USDT's rights thereunder.

          2.24  Compliance with Laws.

               2.24.1 Laws. USDT and its officers, directors, agents and employees, have complied in all material respects with all Applicable Laws relating to the business conducted by USDT or to the properties owned or leased and used by USDT. USDT is not in default under any order, writ, injunction or decree of any governmental authority or agency, or of any court or commission or other administrative agency in any proceeding to which USDT is a party and has not received notice of any claims, violation of, or failure to comply with any law, rule, regulation, ordinance, judgment, arbitration, award or order, and insofar as Seller and USDT are aware, no such claim has been threatened or is anticipated, nor is any investigation in respect thereof contemplated.

               2.24.2 Permits. The Disclosure Schedule lists all material permits, licenses, registrations, filings, authorizations, consents, approvals or other indicia of authority necessary for the conduct of USDT's business and its operations on the Real Property, including the operation, use and maintenance of any fixture, equipment, machinery, vessel, tank or installation used in or relating to its business or located on the Real Property or to handle, transport, dispose or transfer, discharge, market or sell any goods or any substance used, handled, produced, stored, disposed of, discharged or sold in its business ("Permits"). USDT has all material Permits necessary for the conduct of its business and operation of its facilities as presently conducted or operated, all Permits are in full force and effect, and there is no condition, nor has any event occurred which constitutes, or with the giving of notice or passage of time would constitute, a violation of the terms of any Permit. All applications for renewal of the Permits have been timely filed and there is no required modification of any Permit or application for renewal of any Permit.

          2.25 Absence of Questionable Payments. None of USDT or any of its officers, directors, agents or employees purporting to act on their behalf has made or agreed to make any payment or other use of USDT's assets (i) to or on behalf of an official of any government, or for any purpose related to political activity, except as permitted by Applicable Laws, (ii) for any of the purposes described in Code section 162(c) or (iii) for establishment or maintenance of any concealed fund or concealed bank account.

          2.26 All Business Conducted by USDT. Except as set forth and described on the Disclosure Schedule, the business and operations of USDT are conducted exclusively by USDT, and not by any other business entity whether or not affiliated with USDT.

          2.27  Environmental Protection and Occupational Safety.

               2.27.1 Compliance. Except as set forth on the Disclosure Schedule, there is no claim, suit, action, judgment or proceeding (contingent or otherwise) pending against or involving USDT on account of any hazardous waste (as that term is defined in 42 U.S.C. section 6903(5)) or toxic substance or based on any violation of any applicable federal, state or local occupational health or safety law, environmental protection law, or hazardous waste or toxic substance management, handling or disposal law, including but not limited to (i) any claim for damages or clean-up or (ii) a liability in the form of any restrictions, specifications or requirements pertaining to (A) products that USDT manufactures, processes or sells or pertaining to the services it performs, or (B) the use, maintenance or operation of the real and personal properties owned or occupied by USDT. There exists no basis for any such claim, suit, action, judgment or proceeding. All material filings required to be made with any Regulatory Authority with respect to laws relating to the protection of the environment, occupational health or safety or hazardous waste or toxic substance management, handling or disposal have been timely made.

               2.27.2 Disposal. Except as set forth on the Disclosure Schedule, there has not been (i) any material release or threatened release of any hazardous waste or toxic substance from or on (A) any of the Real Property or
(B) any site, whether or not located on any of the Real Property, at which there has been any disposal of any hazardous waste or solid waste (as that term is defined in 42 U.S.C. section 6903(27)) for which USDT is or may be (contingently or otherwise) liable, or (ii) any enforcement order or notice of violation issued by any Regulatory Authority to USDT or the owners, operators or users of any facilities in which order or notice USDT is named with reference to an alleged USDT act or omission. USDT and its predecessors in interest have not, directly or indirectly, disposed of hazardous or solid wastes except through the contractors and at the facilities set forth on the Disclosure Schedule.

          2.28 Intellectual Property. Except as set forth on the Disclosure Schedule, USDT has full legal right, title and interest in and to all patents, patent applications, trademarks, service marks, trade names, copyrights, know-how, trade secrets and other material intellectual property, including without limitation confidential information, invented, developed or in which any interest was held at any time by USDT or used in the conduct of USDT's business ("Intellectual Property"). The conduct of USDT's business as presently conducted and the unrestricted use and exploitation of the Intellectual Property does not infringe or misappropriate any rights held or asserted by any Person. Except as set forth on the Disclosure Schedule, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property is or ever has been declared invalid or unenforceable, or is the subject of a pending or threatened action for opposition, cancellation, declaration of invalidity, unenforceability or misappropriation or like claim, action or proceeding. USDT's trade secrets and proprietary information are, and have at all times been, maintained on a "need-to-know" basis, and, in all material respects, disclosed to third parties only pursuant to confidentiality agreements sufficient to ensure their protection under applicable trade secret law. Except as set forth on the Disclosure Schedule, persons who are, or were, employees, officers or agents of USDT have signed confidentiality agreements with USDT sufficient to maintain the confidentiality of trade secrets or other proprietary information. The Disclosure Schedule contains detailed information about the Intellectual Property as indicated below:

               2.28.1 A list identifying with particularity (but as far as trade secrets and proprietary information are concerned, not such particularity as will amount to disclosure of the same) all patents, trademarks, service marks, trade names, copyrights, know how, trade secrets and other material proprietary information developed by USDT or used in its business, giving the proprietor of each and a description of the contractual or other rights of USDT in the same;

               2.28.2 A list of pending applications by USDT for patents or for registration of any trademark, service mark, trade name or copyright developed by USDT or used in USDT's business;

               2.28.3 A list of all grants of rights in any of the foregoing to any Person from USDT.

          2.29 Regulatory Filings. USDT has made all of the filings required to be made with all Regulatory Authorities with respect to its properties or business on a timely basis. None of such filings contains any misstatement of a material fact, or omits to state a material fact necessary in order to make any such filing not misleading.

          2.30 Disclosure. All copies of documents supplied to Buyer and its agents and counsel by Sellers or USDT in connection with the investigation of USDT, are true, correct and complete copies of the documents they purport to represent. No representation or warranty of Sellers or USDT in this Agreement or in any other document, certificate, exhibit, statement or schedule furnished or to be furnished to Buyer under this Agreement or in connection with the transactions contemplated thereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which they were made, not misleading. Disclosures on the Disclosure Schedule shall refer to the applicable section numbers of this Agreement and shall be appropriately cross- referenced to indicate any matter constituting a disclosure under more than one section of this Agreement.

          2.31 Broker or Finders Fees. Neither Sellers nor USDT has negotiated or contracted with, or obligated itself to, any Person for a broker's or finder's fee in connection with any of the transactions contemplated by this Agreement. Sellers will jointly and severally indemnify and hold harmless Buyer and its Affiliates (including USDT) from and against any claim of any broker, agent, finder or other person for a commission or fee based upon alleged dealings with Seller or USDT with respect to this Agreement or the transactions contemplated hereby. An "Affiliate" of, or person or entity "Affiliated" with, another person or entity, shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

          2.32 Powers of Attorney. No power of attorney given by USDT is currently outstanding.

                                    ARTICLE 3
             Representations and Warranties of Buyer

          Buyer represents and warrants to Seller as follows:

          3.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

          3.2 Authorization; Valid and Binding Obligation. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action required in order to authorize such execution, delivery and performance has been taken. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, assuming the due authorization, execution and delivery hereof by the other parties hereto.

          3.2A Capitalization. Avitar has an authorized capital of 80,000,000 shares of stock, of which 75,000,000 shares are common stock, and 5,000,000 shares are preferred stock, of which 21,416,656 shares of common stock, 157,300 shares of Series A preferred stock and 1,694,137 shares of Series B preferred stock are outstanding. Each share of Series A preferred stock is convertible into three shares of common stock and each share of Series B preferred stock is convertible into 10 shares of common stock. No shares are held in the treasury of Avitar. All issued and outstanding shares of Avitar are fully paid and non-assessable and have not been issued in violation of any pre-emptive or other rights of any person. No other class of capital stock of Avitar is authorized or outstanding. There are neither outstanding nor authorized any options, warrants, rights, calls, commitments, convertible securities, subscription rights, rights of exchange, or other rights, plans or other agreements of any nature which will or may result in the future in Avitar being or becoming obligated to purchase, issue or sell additional shares of capital stock to any individual or entity, except there are 10,826,000 shares of common stock reserved for outstanding warrants and options exercisable within 60 days. There are no voting agreements or voting trusts respecting shares of Avitar's capital stock.

          3.3 No Violation. The execution and delivery of this Agreement by Buyer, and consummation by it of the transactions contemplated thereby, will not
(i) conflict with or breach the certificate of incorporation or By-laws of Buyer or any Contracts to which Buyer is a party or by which it is bound or to which it or its assets are subject, (ii) cause or amount to any default or violation of any such Contracts, or (iii) accelerate or permit any Person to accelerate, terminate, modify or cancel any rights under any such Contracts. Such execution, delivery and consummation will not violate, breach or constitute a default under any Applicable Law to which Buyer (or its assets) is subject.

          3.4 Consents and Approvals. No consent or approval of any Person or Regulatory Authority, and no approval, order, license, permit, franchise, declaration or filing of any nature is required as a result of or in connection with Buyer's execution, delivery or performance of its obligations under this Agreement.

          3.5  Litigation.  Omitted.

          3.6 Disclosure. No representation or warranty of Buyer in this Agreement or in any other document, financial statement, certificate, exhibit, statement or schedule furnished or to be furnished to the other parties hereto under this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the factual statements contained therein, in light of the circumstances under which they are made, not misleading.

          3.7 Investment Representation. Buyer acknowledges that the Shares will not be registered under the 1933 Act or any state securities law. Buyer is acquiring all the Shares for investment and not with a view to distribution. Any certificates representing the Shares may be endorsed with appropriate legends to reflect federal and state securities law restrictions on transfers.

          3.8 Broker. Buyer has not negotiated or contracted with, or obligated itself to, any person for a broker's or finder's fee in connection with any of the transactions contemplated by this Agreement. Buyer will indemnify and hold harmless Sellers from and against any claim of any broker, agent, finder or other person for a claim of any broker, agent, finder or other person for a commission or fee based upon alleged dealings with Buyer with respect to this Agreement or the transactions contemplated hereby.

          3.9 Title to Avitar Shares. On the Closing Date, the Avitar Shares to be transferred to Seller are authorized and they have been authorized by the Board of Directors to be issued to the Sellers. At the Closing, Seller will acquire good, valid and marketable title to and beneficial and record ownership of the Avitar Shares to be transferred to the Seller free and clear of all liens, restrictions, proxies, voting trusts, voting agreements, encumbrances and claims of any kind, other than as provided in Sections 1.2 and 1.3 of this Agreement.

          3.10 Absence of Undisclosed Liabilities. Avitar has no liabilities of any nature, whether absolute, contingent or otherwise, and whether due or to become due, which are material, singularly or in the aggregate, to its assets, business, operations, prospects or financial condition, except (i) those disclosed or reserved against in the financial statements or reports filed with the Securities and Exchange Commission and (ii) those arising in the ordinary course of business after the date of the financial statements.

          3.11 No Adverse Changes. Except for events contemplated by this Agreement, since December 31, 1998, there have been no material adverse change in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business, shareholders equity or financial or prospects of Avitar and no such matters or events are contemplated.

          3.12 Litigation. Except as set forth in its financial statements or reports filed with the Securities and Exchange Commission, there are no actions, suits, proceedings or investigations pending or threatened against or affecting Avitar, at law or in equity, or by or before any governmental or regulatory agency or department.

          3.13 Compliance with Laws. Avitar and its officers, directors, agents and employees, have complied in all material respects with all laws and ordinances relating to the business conducted by Avitar and all securities issued by Avitar. Avitar is not in default under any order, writ, injunction or decree of any governmental authority or agency, or of any court or commission or other administrative agency in any proceeding to which Avitar is a party and has not received notice of any claims, violation of, or failure to comply with any law, rule, regulation, ordinance, judgment, arbitration, award or order, and insofar as Avitar is aware, no such claim has been threatened or is anticipated, nor is any investigation in respect thereof contemplated.

          3.14 Absence of Questionable Payments. None of Avitar or any of its officers, directors, agents or employees purporting to act on their behalf has made or agreed to make any payment or other use of Avitar's assets (i) to or on behalf of an official of any government, or for any purpose related to political activity, except as permitted by law, (ii) for any of the purposes described in Code section 162(c) or (iii) for establishment or maintenance of any concealed fund or concealed bank account.


                                    ARTICLE 4
                           Covenants and Undertakings

          Sellers and USDT, jointly and severally, covenant to Buyer and agree to comply, or to cause compliance, with the provisions of this Article 8, as applicable, except as compliance may be waived in writing in a particular instance by Buyer:

          4.1  Non-Competition; Confidentiality.

               4.1.1 Non-Competition by Sellers. Absent prior written consent by Buyer, for a period of five years from the Closing Date, neither Seller nor any child or child-in-law, shall directly or indirectly be engaged in or affiliated (including as principal, agent, investor, guarantor or lender) with any Person engaged in the drug testing business. Notwithstanding the foregoing, nothing in this subsection 4.1.1 shall restrict Sellers, or any child or child-in-law of Sellers from holding, solely for investment purposes, stock in publicly-held companies, not exceeding five percent (5%) of the issued and outstanding stock of any one company. Sellers acknowledge that breach of this subsection would entail an irreparable injury to Buyer and USDT and that, in addition to the other remedies available to Buyer, Buyer or USDT shall be entitled to injunctive and other equitable relief to prevent any actual, intended or likely breach.

               4.1.2 Confidentiality. In furtherance of the acquisition by Buyer of USDT from and after the date of this Agreement (and subject to the consummation of the Closing), each Seller covenants and agrees that, except as compliance may be waived in writing in a particular instance by Buyer, all Confidential Information in the possession of either Seller shall be held in strict confidence and shall never be used (except as, and limited to the extent that, may be required for tax reporting or under other Applicable Laws) or disclose any Confidential Information to others without Buyer's prior written consent unless the information in question (i) is, or becomes, generally known in the drug testing industry in the combination and form known to USDT and without fault of Seller or (ii) is rightfully obtained from a third party with no restriction on disclosure. "Confidential Information" shall mean all proprietary information relating to USDT's business not generally known in the drug testing industry in the combination and form known to USDT including, without limitation, know-how, lines of research and development previously undertaken, in process or planned and the results thereof, identities of sources of supply, identities of customers, special customer needs, operating and cost data, sales and pricing data, and marketing, financial and other business plans.

               4.1.3 No Enticement; No Raiding. None of Sellers or their Affiliates shall entice, induce or encourage any unaffiliated third party or any of its employees or agents to engage in any activity which, if engaged in by the party to this Agreement in question, would violate the provisions of section 4.2 hereof.

               4.1.4 Termination for "Good Reason".  The foregoing provisions of
Section 4.1 shall not be enforceable by Buyer in the event that Douglas Lewis (the "Executive" for the purposes of this subsection 4.1.4) shall terminate his employment with USDT (the "Employer" for the purposes of this subsection 4.1.4) for "Good Reason" in accordance with the terms of the Employment Agreement between Executive and Employer referred to in Section 5.11 hereof. As provided in the Employment Agreement, resignation by the Executive for "Good Reason" shall mean a resignation by the Executive in the event that the Employer shall be in material breach of its obligations under this Agreement or the Employment Agreement (subject to any right of setoff in respect of such obligations under this Agreement) and such material breach continues for thirty (30) or more days after the Executive gives written notice of such material breach to the Board of Directors of Employer.

          4.2 Conduct of Business Prior to Closing. From the date of this Agreement to the Closing Date, USDT shall preserve intact the business organization of USDT and each Seller and USDT shall use their respective best efforts to retain the services of USDT's present officers, employees and agents and keep them available to Buyer, and preserve USDT's relationships with its customers, distributors, suppliers and others, all so as to retain the good will of USDT. USDT shall carry on its business in the ordinary course and substantially the same manner as conducted on the date of this Agreement, except as may be approved by Buyer in writing or as contemplated by this Agreement (which shall include the use of Sellers' best efforts to obtain any consents or approvals necessary for the consummation of this Agreement).

          4.3 No Other Business Combination. From and after the date of this Agreement, none of Sellers or USDT shall take any action looking toward USDT becoming a party or subject to any business combination transaction (such as a merger, consolidation or sale of assets) or agreement of sale, option, pledge or other disposition or encumbrance of the assets of its business, other than as contemplated by this Agreement.

          4.4 Filings and Authorizations. Each party, as promptly as practicable, shall take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. Each of the parties shall coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

          4.5 Public Announcements. Each party shall consult with each other before issuing any press release or otherwise making any public statement or disclosure to any Person (other than those of their officers, employees and agents who have a need to know for purposes of this Agreement) with respect to this Agreement and the state of the transactions contemplated hereby and shall not issue any such press release or make any such public statement or disclosure without prior approval thereof by the other party, which approval shall not be unreasonably withheld or delayed. Nothing in this section shall prevent such public disclosure with respect to this Agreement and the transactions contemplated hereby as a party may be required to make by applicable law, provided it shall have attempted, to the extent reasonably possible, to clear such disclosure with the other party.

                                    ARTICLE 5
           Conditions Precedent to Buyer's Obligations

          The obligation of Buyer to acquire the Shares and to deliver the Consideration at the Closing is subject to the fulfillment of the following conditions (except to the extent waived in writing by Buyer) and Sellers shall use their best efforts to cause each such condition to be so fulfilled:

          5.1 Accuracy of Representations and Warranties. All representations and warranties of Sellers and USDT contained herein shall be true, correct and complete in all material respects when made and as of the Closing Date.

          5.2 Obligations Performed. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Sellers and USDT at or before the Closing shall have been performed in all material respects.

          5.3 Consents. All consents, waivers, permits, authorizations and government or regulatory approvals required to be obtained prior to the Closing shall have been received.

          5.4 Government Approvals. Any prescribed waiting periods under Applicable Laws with respect to the transactions contemplated by this Agreement, shall have expired; and there shall be no pending governmental action or proceeding to, and no injunction which does, restrain or prohibit the transactions contemplated by this Agreement.

          5.5 Compliance with Laws. Buyer shall be reasonably satisfied that the Closing shall be in compliance with all Applicable Laws.

          5.6 Litigation. No action or proceeding shall be pending or threatened before any court or Regulatory Authority which in the reasonable opinion of Buyer and its counsel may result in the restraint, prohibition or obtaining of substantial damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by it.

          5.7 Material Adverse Change. No material adverse change shall have occurred in the assets, operations, prospects or financial condition of USDT.

          5.8 Other Matters. All legal and other proceedings, and all documents or instruments required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Buyer and its legal counsel.

          5.9 Officers and Directors. If Buyer shall have specified, Sellers shall have caused such specified officers and directors of USDT to resign.

          5.10 Escrow Agreement. Buyer shall have received an escrow agreement duly executed by Sellers, in the form attached hereto as Exhibit 5.10 (the "Escrow Agreement") and such Escrow Agreement shall be in full force and effect.

          5.11 Employment Agreements. Buyer shall have received the Employment Agreements duly executed by (a) Douglas Lewis and (b) Christine Moore, in each case in form satisfactory to Buyer.

                                    ARTICLE 6
           Conditions Precedent to Sellers' Obligations

          The obligation of Sellers to sell the USDT Shares at the Closing is subject to the fulfillment of the following conditions (except to the extent waived in writing by Sellers) and Buyer shall use its best efforts to cause each such condition to be so fulfilled:

          6.1 Accuracy of Representations and Warranties. All representations and warranties of Buyer contained herein shall be true, correct and complete in all material respects when made and as of the Closing Date.

          6.2 Obligations Performed. All covenants, agreements and obligations required by the terms of this Agreement to be performed by Buyer at or before the Closing shall have been performed in all material aspects.

          6.3 Consents. All consents, waivers, permits, authorizations and government or regulatory approvals required to be obtained prior to the Closing or listed shall have been received.

          6.4 Compliance with Laws. Sellers and USDT shall be reasonably satisfied that the Closing shall be in compliance with Applicable Laws.

          6.5 Litigation. No action or proceeding shall be pending or threatened before any court or Regulatory Authority which in the reasonable opinion of Sellers and their counsel may result in the restraint, prohibition or obtaining of substantial damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by it or which would be reasonably likely to impair the value of the Avitar Shares to be delivered to Sellers.

          6.6 Escrow Agreement. Sellers shall have received an escrow agreement duly executed by Buyer, in the form attached hereto as Exhibit 6.6 (the "Escrow Fund Agreement") and such Escrow Fund Agreement shall be in full force and effect.

          6.7 Material Adverse Change. No material adverse change shall have occurred in the assets, operations, prospects or financial condition of Avitar.

          6.8 Other Matters. All legal and other proceedings, and all documents or instruments required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Sellers and USDT and their legal counsel.

                                    ARTICLE 7
                                Other Agreements

          7.1 General Indemnification. (a) Sellers hereby jointly and severally indemnify and hold and save Buyer and USDT and its officers, directors, employees and agents (the "Indemnified Parties") harmless from and against any and all liability, loss, cost, damages, expenses (including attorney's fees and expenses and court costs) or deficiency or obligation of, or claim against, USDT or Buyer of every kind, nature and description, absolute or contingent:

                    (i) accrued in respect of, or measured by, or otherwise arising from the income, operations, franchises, properties or assets of USDT, for any period or periods ending on or prior to the Closing Date or existing or outstanding against USDT prior to the Closing Date, or thereafter coming into being or arising by reason of any state of facts existing prior to the Closing Date including, without limitation, claims relating to Taxes, assessments, deficiencies, penalties and interest, except (A) to the extent that the same have been provided for, reflected or reserved against in the Financial Statements, (B) to the extent disclosed in the Disclosure Schedule, and/or (C) to the extent of contractual obligations incurred in the ordinary course of the business of USDT since the date of the May 31, 1999 Financial Statements;

                    (ii) resulting from or relating to any misrepresentation, omission, breach of warranty, covenant or representation by either of Seller or USDT in connection with the transactions contemplated hereby; and

                    (iii) all actions, suits, proceedings, assessments, judgments, costs and expenses (including reasonable legal fees) incident to the foregoing and including such legal fees, expenses and costs incurred in enforcing this indemnity.

               (b) In the event that any legal proceeding shall be instituted or any claim or demand shall be made against any Indemnified Party in respect of which such Indemnified Party shall have the right to indemnification or payment from the Sellers under this Section 7.1, the party seeking such payment or indemnification will promptly cause written notice thereof to be given to Sellers, provided that failure to give such notice shall not relieve the Sellers of their indemnification obligations, except where, and solely to the extent that, the failure to notify actually and materially prejudices the rights of the Sellers. Sellers shall be entitled to participate, at Sellers' own expense and by employing counsel selected by them subject to approval by Buyer, in any such legal proceeding or the negotiation and settlement of any such claim or demand; provided, however, that such participation shall not relieve Sellers from the obligation to reimburse the Indemnified Parties for their reasonable legal fees and expenses incurred by them in defending against any such proceeding, claim or demand. Sellers and Buyer mutually agree to cooperate fully in the conduct of any such legal proceeding, negotiation or settlement, and any Indemnified Party will not compromise or settle any such proceeding, claim or demand without the prior written consent or approval of Sellers, such written consent or approval not to be unreasonably withheld by Sellers. Any Indemnified Party shall not in the defense of any such claim, except with the prior written consent of each Seller affected, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the release by the claimant or plaintiff of the Indemnified Party from all further liability in respect of such claim. In the event that any such legal proceeding, claim or demand shall arise out of a transaction or transactions covering or relating to, or arising during, any period or periods wherein Sellers on the one hand, and Buyer on the other hand, shall each be responsible for a portion of such liability or obligation arising therefrom under the terms hereof, then the parties shall, each selecting its own counsel and bearing its own expense for their respective portions of such liability or obligations, defend against or respond to such action, proceeding, claim or demand, and no settlement or compromise may be made without the joint consent or approval of all such parties, such consent or approval not be unreasonably withheld by Sellers.

               (c) After any final judgment or final award shall have been rendered by a court, arbitration board, or administrative agency, or a settlement shall have been agreed upon, with respect to or by reason of which any Indemnified Party shall be entitled to be indemnified hereunder, or any item of cost or expense has been incurred with respect to which an Indemnified Party is entitled to be indemnified hereunder, then the Indemnified Party shall forward to Sellers notice of any sums due and owing by Sellers under this paragraph with respect to such matter, whereupon, all of the sums so owing by Sellers shall be paid by or on behalf of Sellers to Indemnified Parties within thirty (30) days after the date of such notice.

               (d) In the event that Buyer receives indemnification from Seller pursuant to this Section 7.1, such event shall not be deemed to constitute an election by Buyer to rescind this Agreement nor in any manner to affect the title of Buyer to all of the Shares being acquired by Buyer hereunder.

               (e) The indemnification provisions contained in this Section 7.1 shall be in addition to, and not in lieu of, any other rights or remedies which Buyer may have at law or in equity under this Agreement or otherwise.

               (f) Notwithstanding the foregoing indemnification provisions of this Section 7.1, the Seller and Buyer agree that no claims may be brought against Seller under this Section 71. unless and until Buyer's claim or claims against Seller exceed, in the aggregate, the sum of Fifty Thousand Dollars ($50,000.00).

               (g) The maximum liability of Sellers to Buyer under the foregoing indemnification provision or this Section 7.1 shall not exceed the Escrowed Shares deposited pursuant to the Escrow Agreement dated as of June 30, 1999. In no event shall Douglas Lewis or Veronica Lewis become personally liable to Avitar, Inc. pursuant to the foregoing indemnification provisions of this
Section 7.1. It is expressly understood and agreed that, as provided above in subsection 7.1 (e), the indemnification provisions contained in this Section 7.1 shall be in addition to, and not in lieu of, any other rights or remedies which Buyer may have at law or in equity under this Agreement or otherwise.

          7.2 Buyer's Indemnification for Seller's Contingent Liabilities. (a) Buyer hereby indemnifies and holds and saves each Seller (the "Indemnified Party" or, jointly, the "Indemnified Parties") harmless from and against any and all liability, loss, cost, damages, expenses (including attorney's fees and expenses and court costs) or deficiency or obligation of, or claim against, Seller, or either of them, of every kind, nature and description arising from and after the Closing Date with respect to:

          (i) The equipment finance agreement dated March 16, 1999 between USDT and American Express Capital Finance, LLC., and the guaranty or guaranties thereof;

          (ii) The promissory note dated February 5, 1999 from USDT to LaSalle Bank, N.A. in the original principal amount of $100,000.00, and any guaranty or guaranties thereof;

          (iii) The promissory note dated September 26, 1997 from USDT to LaSalle Bank, N.A. in the original principal amount of $25,000.00 and any guaranty or guaranties thereof;

           (iv) The equipment lease dated May 5, 1999 between USDT and Copeilco and any guaranty or guaranties thereof, and

            (v) The lease of the real estate between institute of Gas Technology and USDT dated December 1, 1996, for the office and laboratory space occupied by USDT at 1700 S. Mt. Prospect, Des Plaines, Illinois, and any guaranty or guaranties thereof.

               (b) In the event that any legal proceeding shall be instituted or any claim or demand shall be made against any Indemnified Party in respect to which such Indemnified Party shall have the right to indemnification or payment from the Buyer under this Section 7.2, the party seeking such payment or indemnification will promptly cause written notice thereof to be given to Buyer, provided that failure to give such notice shall not relieve the Buyer of its indemnification obligations. Buyer shall be entitled to participate, at Buyer's own expense and by employing counsel selected by it, in any such legal proceeding or the negotiation and settlement of any such claim or demand; provided, however, that such participation shall not relieve Buyer from the obligation to reimburse the Indemnified Parties for their reasonable legal fees and expenses incurred by them in defending against any such proceeding, claim or demand. Sellers and Buyer mutually agree to cooperate fully in the conduct of any such legal proceeding, negotiation or settlement, and any Indemnified Party will not compromise or settle any such proceeding, claim or demand without the prior written consent or approval of Buyer, such written consent or approval not to be unreasonably withheld by Buyer. Any Indemnified Party shall not, in the defense of any such claim, except with the prior written consent of Buyer, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the release by the claimant or plaintiff of the Indemnified Party from all further liability in respect to such claim.

               (c) After any final judgment or final award shall have been rendered by a court, arbitration board, or administrative agency, or a settlement shall have been agreed upon, with respect to or by reason of which any Indemnified Party shall be entitled to be indemnified hereunder, or any item of cost or expense has been incurred with respect to which an Indemnified Party is entitled to be indemnified hereunder, then the Indemnified Party shall forward to Buyer notice of any sums due on and owing by Buyer to the Indemnified Parties to be paid to the Indemnified Parties within thirty (30) days after the date of such notice.

               (d) The indemnification provisions contained in this Section 7.2 shall be in addition to, and not in lieu of, any other rights or remedies which Sellers or Buyer may have at law or in equity under this Agreement or otherwise.

               (e) Buyer shall deposit with the Escrow Agent identified in the separate Escrow Fund Agreement, the sum of Two Hundred Seventy Thousand Dollars ($270,000.00) at or prior to closing to guaranty Buyer's indemnification of Sellers pursuant to this Section 7.2. The Escrow Fund Agreement shall be in the form attached hereto as Exhibit 6.6 .

                                    ARTICLE 8
                                     Closing

          8.1 Closing. The Closing ("Closing") of the sale and purchase of the Shares shall take place at the office of Buyer located at 65 Dan Road, Canton, Massachusetts on July 9, 1999, at 10:00 a.m. local time, or at such other time and place as may be mutually agreed upon by the parties hereto. The date and time of the Closing is referred to herein as the "Closing Date". All transactions at the Closing shall be deemed to take place simultaneously and none shall be deemed to have taken place unless and until all shall have taken place. Buyer, on the one hand, and Sellers and USDT, on the other hand, shall have the right to waive any conditions of the Closing or receipt of documents at the Closing.

          8.2 Deliveries by Sellers at the Closing. At the Closing, Sellers and USDT shall deliver, or cause to be delivered, as applicable, to Buyer:

               8.2.1 Shares. Certificates representing all of the Shares, free and clear of all liens, encumbrances, pledges and claims of any kind accompanied by duly executed stock powers or other instruments of transfer satisfactory to Buyer and sufficient to transfer the Shares to Buyer, together with required stock transfer tax stamps or cash in the appropriate amount in lieu thereof.

               8.2.2 Opinion of Counsel. The opinion of Siebel, Schofield & Varde, counsel to Sellers and USDT, dated the Closing Date and addressed to Buyer.

               8.2.3 Other Documents. Such other documents, certificates and instruments as are specified in this Agreement (including, without limitation, the Escrow Agreement and the Escrow Fund Agreement) or reasonably requested by Buyer to consummate this transaction.

          8.3 Deliveries by Buyer at the Closing. At the Closing, Buyer shall deliver, or cause to be delivered, as applicable, to Sellers:

               8.3.1  Purchase Price.  The Avitar Shares as
provided in Section 1.

               8.3.2 Opinion of Counsel. The opinion of Dolgenos Newman & Cronin LLP, counsel to Buyer, dated the Closing Date and addressed to Sellers.

               8.3.3 Other Documents. Such other documents, certificates and instruments as are specified in this Agreement (including, without limitation, the Escrow Agreement and the Escrow Fund Agreement) or reasonably requested by Seller or USDT to consummate this transaction.

                                    ARTICLE 9
                           Survival of Representations

          9.1 Survival of Representations, Warranties and Covenants. (a) The respective representations, warranties, agreements and covenants made by any party in this Agreement shall survive execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of two
(2) years after the Closing Date notwithstanding any investigation, audit or review made at any time by any party to this Agreement and notwithstanding the delivery of any documents, exhibits, schedules or certificates pursuant to this Agreement. Each of the representations, warranties and covenants relating to Taxes, and those contained in Section 2.27 (Environmental Protection) shall survive for six (6) years from the Closing Date.

               (b) In the event of any dispute arising hereunder, any party hereto may pursue, in addition to any rights specifically granted hereunder, any and all legal rights available and may at any time seek such equitable remedies as are available or necessary to preserve the rights granted hereby, it being understood that remedies hereunder shall be deemed cumulative and nonexclusive.

          9.2 Arbitration of All Disputes. The parties agree that in the event of any dispute arising out of or in connection with this Agreement or any related agreements or contracts, including any employment agreements or escrow agreements referred to herein or attached as exhibits hereto, the parties agree to submit all such disputes to binding arbitration before three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association. Each party shall designate one arbitrator and the two designated arbitrators shall, jointly, designate the third arbitrator. The parties agree that the arbitration may be commenced by either party by means of a written notice of intention to arbitrate to the other party ninety (90) days in advance of the commencement to the arbitration proceedings. All such arbitrations shall be conducted at Chicago, Illinois. Each party shall bear his, her or its own costs, expenses and fees in any such arbitration.

                                   ARTICLE 10
                         Cooperation; Further Assurances

          10.1 Cooperation; Further Assurances. Each party will at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or appropriate to carry out the provisions and intent of this Agreement.

                                   ARTICLE 11
                                     Notices

          11.1 Notices. Each notice, request, waiver, demand or other communication required or permitted under this Agreement shall be in writing, and shall be deemed duly given (i) when delivered by hand or by courier against receipt therefor or (ii) when five (5) days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth below, in each case with a copy provided in the same manner and at the same time to the Persons shown below.

          If to Buyer:

               Avitar Inc.
               65 Dan Road
               Canton, MA 02021

               Attn: Chief Financial Officer


          with a copy to:


               Dolgenos Newman & Cronin LLP
               96 Spring Street
               New York, NY 10012

               Attn: Eugene M. Cronin, Esq.


          If to Sellers:

               Douglas Lewis and Veronica Lewis
               53 Yorkshire Woods
               Oak Brook, Illinois 60521


          with a copy to:

               Siebel, Schofield & Varde
               Three First National Plaza
               70 West Madison, Suite 460
               Chicago, Illinois 60602
               Attn: Paul F. Schofield, Esq.

or to such different addresses and Persons as to which a party has given notice in the manner provided in this Article 12. Notwithstanding the previous sentence, notices of change of address shall be effective only upon receipt.

                                   ARTICLE 12
                                  Miscellaneous

          12.1 Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedule attached hereto and other documents delivered at the Closing pursuant to this Agreement, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The Exhibits and Disclosure Schedule constitute a part hereof as though set forth in full above.

          12.2 Expenses; Taxes. The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated by this Agreement. Any sales tax, stamp duty, transfer or other tax arising out of the sale of the Shares and consummation of the transactions contemplated by this Agreement shall be for the account of Sellers. Notwithstanding the foregoing all of the legal and accounting fees incurred by Sellers and USDT prior to closing may be paid by USDT from USDT at the time of closing, but not in excess of $5,000.00.

          12.3 Amendment; Waiver. This Agreement may not be modified, amended, supplemented, cancelled or discharged, except by written instrument executed by all of the parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

          12.4 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns. The rights and obligations of this Agreement may not be assigned by any of the parties without the prior written consent of the other parties.

          12.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

          12.6 Headings. The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

          12.7 Governing Law; Interpretation. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of Delaware applicable to contracts executed and to be wholly performed within such State.

          12.8 Severability. The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement. However, if notwithstanding that stipulation the terms and provisions of Section
4.1 relating to non-competition and confidentiality shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

                                    Execution

          The parties, intending to be legally bound, have executed this Agreement or have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



                                   AVITAR, INC.


                                   By



                                   UNITED STATES DRUG TESTING
                                   LABORATORIES, INC.



                                   By



                                   SELLERS:




                                   DOUGLAS LEWIS




                                   VERONICA LEWIS